Exhibit 10.19

SECOND AMENDMENT TO EMPLOYMENT AND

NON-COMPETITION AGREEMENT

This Second Amendment to Employment and Non-Competition Agreement is made this 29 day of April 2016, by and between MICHAEL K. LAWLOR ("Lawlor"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

Background

USA and Lawlor entered into an Employment and Non-Competition Agreement dated April 7, 2010, as amended by the First Amendment thereto dated April 27, 2012 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

Agreement

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

1. Amendments.

A.           Subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (a) is substituted in its place:

(a)          USA shall employ Lawlor as Chief Services Officer commencing on March 8, 2016 and continuing through June 30, 2017 (the “Employment Period”), and Lawlor accepts such employment. Unless terminated by either party hereto upon at least 60-days’ notice prior to the end of the original Employment Period ending June 30, 2017, or prior to the end of any one-year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one-year periods.

B.           Subparagraph (a) of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following new subparagraph (a) is substituted in its place:

(a)          In consideration of his services rendered, USA shall pay to Lawlor, effective as of January 1, 2016, an annual base salary of $235,000.00 per year during the Employment Period, subject to any withholding required by law. Lawlor’s base salary may be increased from time to time in the discretion of the Board of Directors of USA.

C.           Subparagraph (b) of Section 2. Compensation and Benefits of the Agreement is hereby deleted and the following new subparagraph (b) is substituted in its place:

(b)          In addition to the base salary provided for in subparagraph (a), Lawlor shall be eligible to receive such bonus or bonuses as the Board of Directors of USA may, in their discretion, pay or award to Lawlor from time to time based upon his performance and/or the performance of USA. All awards in this regard may be made in cash or in common stock of USA.

During the 2016 fiscal year of the USA, Lawlor shall participate in Lawlor’s existing management incentive plan (“2016 MIP”) as well as in the Fiscal Year 2016 Short-Term Incentive Plan (the “2016 STI Plan”) and in the Fiscal Year 2016 Long-Term Stock Incentive Plan (the “2016 LTI Stock Plan”) established for the executive officers of the Company. The target bonuses and awards for Lawlor under the 2016 STI Plan and the 2016 LTI Stock Plan were approved by the Board of Directors and are referenced in the Form 8-K filed by the Company with the Securities and Exchange Commission on March 14, 2016. The bonus to be earned by Lawlor under the 2016 MIP shall be based upon his annual base salary in effect as of July 1, 2015, and the bonus or award to be earned by Lawlor under the 2016 STI Plan or the 2016 LTI Stock Plan shall be based upon his annual base salary in effect as of January 1, 2016. Notwithstanding the terms and conditions of any such plans, the amount of any bonus or award otherwise earned by Lawlor under the 2016 MIP, the 2016 STI Plan, or the 2016 LTI Stock Plan shall be reduced by an amount equal to fifty percent (50%) of the bonus or award otherwise earned by Lawlor under any such plans.

D.           Subparagraphs (d) and (e) of Section 2. Compensation and Benefits of the Agreement are hereby deleted.

2. Modification. Except as otherwise specifically set forth in Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

3. Effective Time. The amendments to the Agreement made in Paragraph 1 hereof shall be effective from and after the date hereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

USA TECHNOLOGIES, INC.

By:	/s/ Stephen P. Herbert
Stephen P. Herbert,
Chief Executive Officer

Michael K. Lawlor
MICHAEL K. LAWLOR

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